EMPLOYMENT AGREEMENT
                              --------------------
         AGREEMENT dated as of July 7, 1999, between TSG Global Education Web, Inc. ("Company"), a Delaware corporation, having its principal place of business located at P.O. Box 300 320 Soundview Road, Guilford, Connecticut, and John J. Phelan ("Employee"), residing at 30 Glen Hollow Road, West Hartford, CT 06117.

                                   WITNESSETH:

     WHEREAS, the Employee has expertise in the management of a company that provides educational and other consulting services to major corporations through the means of a secure internet connection , which company has been merged into the Company concurrently with the execution of this Agreement;

     WHEREAS, the parties acknowledge that the Employee's abilities and services are unique and essential to the prospects of the Company; and

     WHEREAS, in light of the foregoing, the Company desires to employ the Employee to perform Employee and other services for the Company, and the Employee desires to accept such employment, subject to the terms and conditions set forth herein.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Employment. The Company hereby employs the Employee as Senior Vice President-TSG and the Employee hereby accepts employment upon the terms and conditions hereinafter set forth.

     2. Term. The term of this Agreement shall be three (3) years, commencing on the date hereof ("Effective Date") and ending July , 2002, subject to earlier termination as provided in this Agreement ("Term") and subject to certain provisions hereof which survive the Term. The Term shall be extended for additional one (1) year periods automatically unless either party shall give the other party a written termination notice, which notice shall be given at least ninety (90) days prior to the end of the Term.

     3. Compensation.

     (a) For all services rendered under this Agreement:

     (i) The Company shall pay the Employee a base salary at the rate of $100,000.00 per annum payable in equal monthly installments. ("Base Salary"), as may be adjusted from time to time by the CPI Factor (as defined below) as provided in Section 3(b) below, or such greater amount as shall be approved by the Company's Board of Directors from time to time; and

     (ii) The Company shall pay the Employee Incentive Compensation, calculated and payable as set forth on Exhibit A attached hereto and made a part hereof.

     (iii) The Company shall agree to grant to the Employee on the Effective Date options to acquire TSG $0.001 par value Common Stock ("Shares") pursuant to the provisions of the Company's qualified Incentive Stock Option Plan ("ISO") attached as Exhibit B and the number of Shares and the grant price of the ISO Shares in accordance with the table in Exhibit C.

     (iv) The Company shall also agree to sell to the Employee on the Effective Date the numbers of Shares in accordance with the table on Exhibit D.

     (b) The Base Salary shall be subject each year to adjustment to reflect changes in the cost of living as set forth in this Section 3(b). Effective on each May 1st the Base Salary shall be changed to the amount derived by multiplying the Base Salary by a fraction, the numerator of which shall be the Consumer Price Index for All Urban Consumers, [US Cities Average] (1982-84= 100) for the month of March immediately preceding such May 1st and the denominator of which shall be 165.0, the said Consumer Price Index for the month of March, 1999 ("CPI Factor"). The amount so determined shall be the Base Salary for the calendar year beginning as of that May 1st until the next May 1st or the end of the Term, whichever occurs sooner.

     4. Duties. The Employee shall perform on a full time basis such duties of an Employee nature as shall be customarily associated with the offices of Senior Vice President-TSG subject to the direction of the President and Chief Executive Officer and the Board of Directors. The Employee shall perform and discharge well and faithfully the duties which may be assigned to him from time to time by the Company in connection with the conduct of its business. If the Employee is elected or appointed a director or officer of the Company or any subsidiary thereof during the term of this Agreement, the Employee will serve in such capacity without further compensation.

     5. Extent of Services. So long as during the Term of this Agreement the Company has not notified the Employee of his disability pursuant to Section 10(a) hereof, the Employee shall devote his full business time, attention and energies to the business of the Company subject to reasonable absences for vacation and illness and may not during the term of this Agreement be engaged (whether or not during normal business hours) in any other business or professional activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage.

     6. Benefits/Expenses.

     (a) During the term of his employment, the Employee shall be entitled to participate in employee benefit plans or programs of the Company, provided that they should conform to the benefits which are now offered to the Employee in his current position if any, to the extent that his position, tenure, salary, age, health and other qualifications make him eligible to participate, subject to the rules and regulations applicable thereto. Such additional benefits shall include, subject to the approval of the Board of Directors, medical and dental insurance, paid vacation and qualified pension and profit sharing plans.

     (b) The Company will furnish the Employee, $700.00 each month to be used for the loan or lease of an automobile.

     (c) The Company shall maintain term life insurance with Mass Mutual Life Insurance Company with annual premium payment not to exceed $1,556.64 with the beneficiary to be designated by the Employee.

     (d) The Employee shall be entitled to reimbursement of all out of pocket expenses reasonably incurred by him in the performance of his duties to the Company, subject to the presenting of appropriate vouchers in accordance with the Company's policy.

     7. Disclosure of Information.

     (a) The Employee represents and warrants to the Company that Exhibit E hereto sets forth, to the best of Employee's knowledge:

     (i) All rights, in respect of the Employee's engaging in any business activity (whether or not for profit), of former employers, clients, principals, partners or others with whom or for whom the Employee has performed services since 1988; and

     (ii) All of the business activities (whether or not for profit) of the Employee applicable to periods after the time such services were performed.

     (b) The Employee recognizes and acknowledges that the Company's confidential or proprietary data or information as they have existed, will exist, may continue to exist from time to time, are valuable, special and unique assets of the Company's business, access to and knowledge of which are essential to the performance of the Employee's duties hereunder. The Employee will not, during or after the term of his employment by the Company, in whole or in part, directly or indirectly disclose, divulge or communicate such secrets, information or processes to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, nor shall the Employee make use of any such property for his own purposes or for the benefit of any person, firm, corporation or other entity (except the Company) under any circumstances provided that after the term of his employment these restrictions shall not apply to such secrets, information and processes which are then in the public domain (provided that the Employee was not responsible, directly or indirectly, for such secrets, information or process entering the public domain without the Company's consent). The Employee agrees to hold as the Company's property, all memoranda, books, papers, letters, formulas and other data, and all copies thereof and therefrom, in any way relating to the Company's business and affairs, whether made by him or otherwise coming into his possession, and on termination of his employment, or on demand of the Company, at any time, to deliver the same to the Company.

     (c) The term "confidential or proprietary data or information": as used in this Agreement shall mean information not generally available to the public, including without limitation, all database information, personnel information, financial information, customer lists, supplier lists, trade secrets, patented or proprietary information, forms, information regarding operations, systems, services, know how, computer and any other processed or collated data, computer programs, pricing, marketing and advertising data.

     (d) All written materials, records and documents made by the Employee or coming into Employee's possession during Employee's employment by the Company concerning any products, processes or equipment manufactured, used, developed, investigated, purchased, sold or considered by the Company or otherwise concerning the business or affairs of the Company shall be the sole property of the Company, and upon termination of Employee's employment by the Company, or upon request of the Company during Employee's employment by the Company, Employee shall promptly deliver the same to the Company. In addition, upon termination of Employee's employment by the Company, Employee will deliver to the Company all other Company property in Employee's possession or under
Employee's control, including but not limited to, financial statements, marketing and sales data, customer and supplier lists, database information and other documents, and any Company credit cards.

     8. Inventions. The Employee hereby sells, transfers and assigns to the Company or to any person, or entity designated by the Company, all of the entire right, title and interest of the Employee in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by the Employee, solely or jointly, or in whole or in part, during or before the term hereof (but after the Effective Date) which
(i) relate to methods, apparatus, designs, products, processes or devices sold, leased, used or under construction or development by the Company or any subsidiary or (ii) otherwise relate to or pertain to the business, functions or operations of the Company or any subsidiary, or (iii) arise (wholly or partly) from the efforts of the Employee during the term hereof. The Employee shall communicate promptly and disclose to the Company, in such form as the Company requests, all information, details and data pertaining to the aforementioned inventions, ideas, disclosures and improvements; and, whether during the term hereof or thereafter, the Employee shall execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be required of the Employee to permit the Company or any person or entity designated by the Company to file and prosecute the patent applications and, as to copyrightable material, to obtain copyright thereon. Any invention by the Employee within one year following the termination of this Agreement shall be deemed to fall within the provisions of this paragraph unless proved by the Employee to have been first conceived and made following such termination.

     9. Restrictive Covenant. During the Term of this Agreement and for a period of three (3) years after the date of such termination for any reason Employee shall not without the prior written consent of the Company:

              (a) Non-Competition. Act as an individual proprietor, partner, stockholder, officer, principal, agent, employee, supervisor, manager, consultant, guarantor, creditor, lender, co- endorser or in any other capacity whatsoever, own, participate in the ownership of, manage, operate, exercise any control over, render services to, or engage in any of the foregoing for any business, firm, corporation, limited liability company, its successors or assigns, partnership or other entity which operates a business similar to or competitive with any of the products or services developed by the Company during the period commencing on October 1, 1992, until termination of employment which are conducted in any of the geographic areas, including the continental United States, in which the Company's business is conducted. These products include, but are not limited to the following products or services:

     (a) Foxbox Technology;
     (b) ESCN Training;
     (c) PROFIT COACH ;
     (d) PROFIT COACH TOOL KIT ;
     (e) Organizational  Competitive  Benchmark Studies of  major oil companies;
         and
     (f) Leader/Lead classroom training.

     (b) Non-Solicitation. Solicit any business from any current customers or clients of the Company, its successors or assigns, or from any prospective customers or clients of Company, its successors or assigns from whom the Company's employees or agents have engaged in, or solicited business within the three (3) year period immediately preceding the termination date of the Executive's employment for the purpose of selling products or services similar to or competitive with those offered or sold or provided by the Company.

     (c)  Solicitation  of  Employees.   In  any  manner,  whether  directly  or
indirectly,  seek to  persuade  any  director,  officer,  or other  employee  of
Company, its successors or assigns to discontinue their employment or relationship with Company, its successors or assigns, nor will such Employee solicit entice, induce or retain any such person for such purpose.

     (d) Severability. The parties hereto intend that the covenants contained in this Section 9, which pertain only to geographic areas where the Company is engaged in business, shall be deemed a series of separate covenants for each applicable area of the relevant country, state, county and city. If, in any judicial proceeding, a court shall refuse to enforce all the separate covenants deemed included in this Section 9 because, taken together, they cover too extensive a geographic area, the parties intend that those of such covenants (taken in order of the cities, counties, states and countries therein which are least populous) which if eliminated would permit the remaining separate covenants to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed eliminated from the provisions of this Section 9.

     (e) Nothing in this Section 9 shall reduce or abrogate the Employee's obligations during the term of this Agreement under Sections 4 and 5 hereof.


     10. Termination.

              (a) Disability. The Company shall have the right to terminate this Agreement at any time, without cause, upon ninety (90) days prior notice, or in the event of the permanent disability of the Employee, upon five (5) days prior written notice. Upon termination, the Company shall pay the Employee all compensation earned under Section 3 through the date of termination; provided that the incentive compensation shall be payable within one hundred twenty (120) days after termination as set forth in Exhibit A. In addition, the Employee shall receive a termination payment computed and payable as described in Section 10(e). For the purposes of this subparagraph "permanent disability" shall mean the physical or mental incapacity of the Employee for any consecutive three (3) month period or any aggregate period of six (6) months in any twelve (12) month period of such a nature that the Employee shall be unable diligently to perform the duties of advisor to the President and Chief Employee Officer as contemplated hereby. Such determination shall be made by the mutual agreement of the parties hereto, or in the event such agreement cannot be reached, by the following procedure:

     (i) If the Company maintains a disability income policy, the definition set forth in such policy shall control, provided the issuing insurance company agrees to commence disability payments as a result of such permanent disability.

     (ii) If the Company does not maintain a disability income policy:

          (A) Each party shall select an independent physician who shall examine the subject Employee. The mutual agreement of the two examining physicians shall control, and their decision shall be binding.

          (B) If the two physicians cannot agree, they (the physicians) shall select a third physician to examine the subject Employee. The majority opinion of such three physicians shall control, and their decision shall be binding.

     (b) Death. This Agreement shall terminate automatically upon the death of the Employee. In such event, the Company shall pay the estate of the Employee, within thirty (30) days after the date of death, all compensation earned under
Section 3 through the date of termination, provided the incentive compensation shall be payable within one hundred twenty (120) days after termination as set forth in Exhibit A. In addition, the estate of the Employee shall receive a termination payment computed and payable as described in Section 10(e) herein.

     (c) For Cause. In addition to its rights under Section 10(a) above, the Company shall have the right, at its sole option, to terminate this Agreement "for cause", as hereinafter defined, at any time, without any further payment to the Employee other than compensation earned under Section 3(a)(i) prior to the date of termination, by notice to the Employee (or his personal representative, as the case may be), specifying the reason for such termination, and the Employee shall be entitled to any incentive compensation on a pro rata basis for the period ending on the date of such termination. For purposes of this Section 10(c), "cause" shall mean solely (i) the Employee's conviction of a felony or a crime of moral turpitude, (ii) the Employee's willful misconduct or gross negligence materially detrimental to the Company, or (iii) the breach by the Employee of a material term of this Agreement which continues for thirty (30) days after written notice thereof, specifying the nature of the breach, is given to the Employee.

     (d) Without Cause. If the Employee is terminated by the Company without Cause he shall be entitled to all Incentive Compensation earned under Section 3 through the date of termination provided that the compensation shall be paid within one hundred twenty (120) days after termination as set forth in Exhibit A.

     (e) Termination  Payment. If the Employee's  employment is terminated under
Section 10(a), 10(b) or 10(d) herein, the Employee shall be entitled to receive, as a termination payment, any amount equal to his annual Base Salary, as adjusted by the CPI Factor, in effect on the date of termination, payable through July , 2002, or such other date as this Agreement may have been extended to pursuant to Section 2 herein, in the same manner as such compensation was paid prior to termination. The amount of payment under Section 10 (a) shall be reduced by the amounts, if any, paid to the Employee by the Company's disability insurance policy. In the event of termination upon death, the Company will fund such payments with term life insurance at standard rates and the Employee will pay any additional amount over and above the standard rate amount.

     (f) Loans. Upon termination of the Employee's employment under this Agreement for any reason (including expiration of the term hereof), (i) all loans made to the Employee shall become immediately due and payable, except that if the Employee's employment is terminated under Section 10 (a) or 10 (b), he (or his personal representatives) shall have the option to elect, by notice to the Company within ten (10) days after the date of such termination, to repay such loans in twelve (12) equal monthly installments following termination, with interest, from the date of termination of employment, at the prime rate of interest announced by Citibank N.A. from time to time. In such event, the Employee (or his personal representatives) shall execute a promissory note and other documentation evidencing such loans as the Company shall reasonably request; and (ii) all loans due Employee and any deferred compensation owed to the Employee by the Company shall become due and payable to the Employee be paid in accordance with its terms.

     11. Remedies. If there is a breach or threatened breach of the provisions of Section 5, 7(b), 8 or 9 of this Agreement, the Company shall be entitled to an injunction restraining the Employee from such breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach.

     12. Insurance. The Company may, at its election and for its benefit, insure the Employee through key man insurance up to $500,000.00 or otherwise, against accidental loss or death and the Employee shall submit to such physical examination and supply such information as may be required in connection therewith.

     13. Location of Performance. The Employee's services will be performed in the Guilford, Connecticut area. The Employee's performance hereunder shall be within such area or its environs. The parties acknowledge, however, that the Employee may be required to travel extensively in connection with the performance of his duties hereunder.

     14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company, and unless clearly inapplicable, all references herein to the Company shall be deemed to include any successors. In addition, this Agreement shall be binding upon and inure to the benefit of the Employee and his heirs, executors, legal representatives and assigns; provided, however, that the obligations of Employee hereunder may not be delegated without the prior written approval of the Board of Directors of the Company.

     15. Successor Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform as if no such succession had taken place.

     16. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and shall be deemed given when delivered personally or three days after being sent by first-class registered or certified mail, return receipt requested, to the party for which intended at its or his address set forth at the beginning of this Agreement (which, in the case of the Company, shall be sent "Attention: Chairman of the Board") or to such other address as either party may hereafter specify by similar notice to the other.

     17. Waiver of Breach. A waiver by the Company or the Employee of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

     18. Entire Agreement. This Agreement supersedes all prior agreements between the parties, written and oral, and cannot be amended or modified except by a writing signed by both parties. It may be executed in one or more counterpart copies, each of which shall be deemed an original, but all of which shall constitute the same instrument.

     19. Choice of Law/Forum. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law. Any disputes arising out of this Agreement shall be adjudicated in the Federal or State court presiding in the Counties of New York, Nassau or Suffolk, State of New York.

     20. Captions/Exhibits. Captions used in this Agreement are for convenience of reference only and shall not be deemed a part of this Agreement nor used in the construction of its meaning. Exhibits attached to this Agreement shall be deemed as fully a part of this Agreement as if set forth in full herein.

     21. Severability. If any provision of this Agreement shall be deemed invalid or unenforceable as written it shall be construed, to the greatest extent possible, in a manner which shall render it valid and enforceable and any limitations on the scope or duration of any such provision necessary to make it valid and enforceable shall be deemed to be part thereof; no invalidity or unenforceability shall affect any other portion of this Agreement unless the provision deemed to be so invalid or unenforceable is a material element of this Agreement, taken as a whole.

     22. Acknowledgment. Employee acknowledges that he has carefully read this Agreement and hereby represents and warrants to the Company that Employee's entering into this Agreement, and the obligations and duties undertaken by Employee hereunder, will not conflict with, constitute a breach of or otherwise violate the terms of any other agreement to which Employee is a party and that Employee is not required to obtain the consent of any person or entity in order to enter into and perform his obligations under this Agreement.

     With respect to the covenants contained in Sections 7, 8 and 9 of this Agreement, Employee agrees that any remedy at law for any breach or threatened or attempted breach of such covenants may be inadequate and that the Company shall be entitled to specific performance or any other mode of injunctive and/or other equitable relief to enforce its rights hereunder or any other relief a court might award without the necessity of showing any actual damage or irreparable harm or the posting of any bond or furnishing of other security.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first hereinabove written.

                        [SIGNATURES APPEAR ON NEXT PAGE]

                                  TSG GLOBAL EDUCATION WEB, INC.


                                  By:  /s/ Martin E. Cunningham
                                       -----------------------------------------
                                       [Title]

                                       /s/ John J. Phelan
                                       -----------------------------------------
                                       John J. Phelan
                                       Employee